Exhibit 99.1

For Immediate Release
CONTACT:	May 17, 2007
Doral Financial Corporation
Investor Relations & Media:
(787) 474-6711
Olga Mayoral-Wilson, APR
Executive Vice President
Chief Communications Officer
Corporate Communications
Lucienne Gigante
Vice President
Investor Relations
Corporate Communications
— DORAL ANNOUNCES RECAPITALIZATION PLAN AND RELATED EQUITY INVESTMENT —
— CAPITAL PROVIDED BY THE PLAN WOULD REPAY IN FULL SENIOR NOTES DUE IN JULY 2007
AND FUND CLASS ACTION LITIGATION SETTLEMENT —
— RECAPITALIZATION WOULD ESTABLISH STRONG CAPITAL POSITION, ENABLING DORAL TO
EXECUTE ITS BUSINESS PLAN AND CAPTURE FUTURE GROWTH OPPORTUNITIES —
     SAN JUAN, Puerto Rico, May 17, 2007 — Doral Financial Corporation (DRL) (“Doral” or the “Company”) announced today that it has entered into a definitive stock purchase agreement, providing for the sale by the Company of $610 million of Doral common stock for $0.63 per share to a newly-formed entity (“Doral Holdings” or “Holdings”), in which Bear Stearns Merchant Banking (“BSMB”) and other investors, including Marathon Asset Management, Perry Capital, the D. E. Shaw group, Tennenbaum Capital Partners, Eton Park Capital Management, Goldman Sachs & Co., Canyon Capital Advisors and GE Asset Management, will invest. Doral Holdings will be registered as a bank holding company. Following the recapitalization transaction, Holdings will own approximately 90% of Doral’s common stock outstanding, and Doral’s existing common shareholders will own approximately 10%.
     The investment by Holdings, together with the other transactions referenced below, are expected to provide Doral with the financial resources and capital to repay at maturity its $625 million floating rate senior notes due July 20, 2007 (the “Notes”), to fund the previously-announced settlement of the existing consolidated securities class action and shareholder derivative litigation and to pay transaction expenses. Holdings has obtained equity commitments for approximately $415 million and is in active discussions with certain other investors to obtain commitments for the balance. The Doral Board, in approving the recapitalization plan and equity investment by the unanimous vote of the independent directors, has received the opinion of its independent financial advisor, Rothschild Inc., that the consideration payable in the transaction is fair, from a financial point of view, to the Company’s common shareholders. Certain shareholders, who collectively own approximately 10.7% of the outstanding common stock of Doral, have agreed to vote, subject to customary conditions, in favor of the transaction.
     “The transaction comes at the end of an exhaustive process by the Company’s Board of Directors to explore financial and strategic alternatives to secure Doral’s future. It will permit Doral to continue as a well-capitalized major financial institution in Puerto Rico. Although highly dilutive to existing common shareholders, the Board believes it is the best, and probably the only, means to retain some value for existing shareholders and enable them to participate in the future of the Company,” said Dennis G. Buchert, Chairman of the Board of Doral Financial Corp. “By agreeing to make a substantial investment in the Company, a group of sophisticated investors has made a vote of confidence in our institution, and everyone at Doral should feel proud of this achievement,” Mr. Buchert concluded.
     “The successful consummation of this recapitalization will resolve the Company’s anticipated liquidity needs and will position us to fully focus on our long-term strategic priority of profitably growing Doral, enhancing our market presence in Puerto Rico and building the institution,” said Glen R. Wakeman, CEO of Doral Financial Corp. “We are very appreciative of the extraordinary efforts of our employees and look forward to continuing to transform Doral into a first class community bank. I am confident that our talented and committed team will accomplish this goal.”
     “We are excited about this investment in Doral and the opportunity to back Glen Wakeman and his talented new management team,” said David E. King, Senior Managing Director and Partner of BSMB. “Doral is an outstanding franchise and with this new investment is well-positioned to take advantage of future growth opportunities. We look forward to supporting the Company with its strategic initiatives.”
     The consummation of the transaction is subject to a number of conditions, including: shareholder approval of the transaction; various regulatory approvals and confirmations; final approval by the U.S. District Court for the Southern District of New York of the previously announced settlement of the consolidated securities class action and shareholder derivative lawsuits pending against the Company; the receipt by Holdings or an affiliate of $215 million in additional equity commitments; the receipt by Doral Financial of final regulatory approvals to receive, within one day after the closing, at least $150 million from the transfer of Doral’s portfolio of mortgage servicing rights to Doral Bank Puerto Rico and from a dividend distribution from Doral Bank FSB following consummation of the previously announced sale of its New York branches; and the absence of certain material adverse developments with respect to the Company or its business.
     Although the Company will use its reasonable best efforts to seek to timely satisfy the conditions to closing, no assurance can be given that the transaction will be completed by July 20, 2007, or at any time. If the transaction is not consummated by July 20, 2007, the Company will likely be unable to repay the Notes at maturity. In the event the Notes cannot be repaid, the Company would likely seek protection under applicable bankruptcy laws and banking regulators could take actions to protect the interests of depositors, either of which would materially negatively impact the value of the Company’s outstanding common stock.
     The Company also reported today that the U.S. District Court for the Southern District of New York has scheduled for July 16, 2007, the hearing to consider the final approval of the proposed settlement of the pending litigation.
     Bear, Stearns & Co. Inc. acted as exclusive financial advisor to the Company, and Rothschild Inc. acted as financial advisor to the Transaction Committee of the Board of Directors of Doral Financial Corporation. Cleary Gottlieb Steen & Hamilton LLP and Pietrantoni Méndez & Alvarez LLP acted as legal counsel to the Company, and Latham & Watkins LLP acted as legal counsel to the Transaction

Committee and the independent directors of the Company’s board. Simpson Thacher & Bartlett LLP and Kirkland & Ellis LLP acted as legal counsel to Holdings and BSMB.
     As previously disclosed in its Form 12b-25, the Company was unable to timely file its quarterly report on Form 10-Q for quarter ended March 31, 2007 with the Securities and Exchange Commission. It expects to file this report by the end of May.
FORWARD-LOOKING STATEMENTS
          Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Doral cautions readers that any forward-looking information is not a guarantee of future events or performance and that actual events and performance could differ materially from that contemplated by the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the transaction and the likelihood of satisfying the conditions thereto, and the future results of the Company following the recapitalization, if completed.
     The following factors, among others, could cause actual events or results to differ from those set forth in the forward-looking statements: the risk that regulatory approvals of the transaction on the proposed terms will not be obtained on a timely basis, the risk that final court approval of the litigation settlement or consummation of that settlement will not occur on a timely basis, the risk that the Company will not be able on a timely basis to distribute the Company’s proxy statement to solicit approval of the transaction and obtain shareholder approval, the risk that Holdings will not obtain the additional contemplated investments on a timely basis, the risk that the sale of the New York branches on the contemplated terms and the receipt of regulatory approvals for Doral Bank FSB to pay the contemplated dividend of certain proceeds will not occur on a timely basis, the risk that the necessary regulatory approvals for the transfer to Doral Bank Puerto Rico of the mortgage servicing rights from Doral Financial on the contemplated terms will not be received on a timely basis, the risk that, because of adverse events affecting Doral or its business or otherwise, that one or more conditions to obligations of Holdings to make its investment will not be obtained, the risk that one of more of the investors will fail to fund their investment in Holdings and thus prevent Holdings from consummating its investment in the Company, the risk that the transaction or uncertainties with respect thereto could adversely affect customer relationships or otherwise adversely affect the Company or its business. Additional factors that may affect future results are contained in the Company’s annual report on Form 10-K for the year ended December 31, 2006 which is available at the SEC’s web site at http://www.sec.gov.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE TRANSACTION THAT IS THE SUBJECT OF THIS PRESS RELEASE CAREFULLY AND IN ITS ENTIRETY WHEN IT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY DORAL FINANCIAL BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement, when it is available, at the Internet worldwide website maintained by the Commission at http://www.sec.gov. In addition, documents filed by Doral Financial are available at the Commission’s public reference room located at 100F Street, N.E., Washington, D.C. 20594. Investors and security holders may call the Commission at 1-800-SEC-0330 for further information on the public reference room. Free copies of all of Doral Financial’s filings with the Commission may also be obtained (without exhibits) by directing a request to or accessing www.doralfinancial.com.
Doral Financial Corporation
Investor Relations & Media:
(787) 474-6711
Olga Mayoral-Wilson, APR
Executive Vice President
Chief Communications Officer
Corporate Communications
Olga.mayoral@doralfinancial.com
Lucienne Gigante
Vice President
Vice President
Investor Relations
Corporate Communications
Lucienne.Gigante@doralfinancial.com

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